Exhibit 10.9
QUICKSILVER GAS SERVICES LP
PHANTOM UNIT AWARD AGREEMENT
     Director: ______________________________
     Number of Phantom Units:  _______________
     Date of Grant: [_________] [___], [_____________]
     1. Under the terms and conditions of the Quicksilver Gas Services LP 2007 Equity Plan (the “Plan”), a copy of which is attached hereto and incorporated herein by reference, Quicksilver Gas Services LP, a Delaware limited partnership (the “Partnership”), grants to the Director named above the number of Phantom Units set forth above. Terms not defined in this Agreement have the meanings set forth in the Plan.
     2. The Phantom Units will become fully vested on the first business day of the first calendar year beginning after the Date of Grant, provided that the Director has remained a member of the Board through such date. Notwithstanding the foregoing, in the event of a Change in Control while the Director is a member of the Board, any nonvested Phantom Units will automatically become 100% vested. If the Director ceases to be a member of the Board prior to such date, the nonvested Phantom Units will be forfeited immediately.
     3. Each Phantom Unit will entitle the Director to receive one Unit with respect to each such Phantom Unit that becomes vested. Payment will be evidenced by book entry registration (or by a certificate registered in the name of the Director) as of the date that the Phantom Units become vested in accordance with Section 2.
     4. The Director will have none of the rights of a unitholder of the Partnership with respect to any Units underlying the Phantom Units, including the right to vote such Units or receive any distributions that may be paid thereon until such time, if any, that the Director has been determined to be a unitholder of record by the Partnership’s transfer agent or one or more certificates of Units are delivered to the Director in settlement thereof.
     5. The Director hereby accepts and agrees to be bound by all the terms and conditions of the Plan and this Agreement. Any amendment to the Plan will be deemed to be an amendment to this Agreement to the extent that the Plan amendment is applicable hereto; provided, however, that no amendment will adversely affect the rights of the Director under this Agreement without the Director’s consent.
ACCEPTED:

Signature of Director